REGISTRATION RIGHTS AGREEMENT
                                    (PennCorp)


               This Registration Rights Agreement (the "Agreement") is made and entered into as of December 14, 1995, by and among PennCorp Financial Group, Inc., a Delaware corporation (the "Company"), I.C.H. Corporation ("ICH"), a Delaware corporation, SWL Holding Corporation ("SWL Holding"), a Delaware corporation, and Care Financial Corporation ("CFC"), a Delaware corporation (CFC, SWL Holding and ICH, together with Facilities Management Installation, Inc., a Delaware corporation ("FMI"), collectively being referred to herein as the "Debtors").

               This Agreement is made pursuant to the Purchase Agreement (the "Purchase Agreement"), dated as of December 1, 1995, by and among the Debtors, Southwestern Financial Corporation, a Delaware corporation, Southwestern Financial Services Corporation, a Delaware corporation, and the Company. In order to induce the Debtors to perform their obligations under the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration and other rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the consummation of the Purchase Agreement.

               The parties agree as follows:

   1.    Securities Subject to this Agreement

               (a) Certain Definitions. The terms set forth below are used herein as so defined:

               "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

               "Closing" means the closing of the transactions contemplated by the Purchase Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the common stock, par value $.01 per share, of the Company, and any class or series of capital stock into which such common stock thereafter may be changed.

               "Date of Distribution" means the first date on which shares of Common Stock are delivered to Distributees pursuant to the Plan of Reorganization.

               "Distributees" means the holders of claims against and/or interests in one or more of the Debtors' estates who receive Common Stock pursuant to the Plan of Reorganization in exchange for such claims or interests.

               "Eligible Distributee" means, if the Commission shall have objected to the delivery of the final prospectus contained in the Shelf Registration to prospective Distributees in connection with the solicitation of acceptances of the proposed Plan of Reorganization, those Distributees who, within 180 days after the Date of Distribution, deliver to the Company a written opinion of counsel (in form and substance reasonably satisfactory to the Company, which may set forth the analysis relied upon in reaching the relevant legal conclusion) to the effect that the offer and sale by such Distributee of the Common Stock, in the manner proposed to be offered and sold by such Distributee, is required to be made pursuant to a registration statement under the Securities Act. Notwithstanding the foregoing, no Person shall be an Eligible Distributee unless such Person agrees in writing to be bound by the terms and provisions of this Agreement to the same extent as the Debtors.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Holder" has the meaning set forth in the definition of Registrable Securities.

               "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, or other entity.

               "Plan of Reorganization" means a plan of reorganization with respect to the Debtors' jointly administered cases under Chapter 11 of the United States Bankruptcy Code that has been confirmed by the Bankruptcy Court, has not been stayed pending appeal and becomes effective in accordance with its terms or an order of the Bankruptcy Court.

               "Plan of Reorganization Effective Date" means the date on which the Plan of Reorganization becomes effective, it being understood that the Debtors shall be obligated to provide written notice of such date to the Company.

               "Pro Rata Basis" means a pro rata allocation, among a specified group of Persons, based on the number of shares of Common Stock requested to be included in a registered offering by such group of Persons.

               "Registrable Securities" means the shares of Common Stock acquired by CFC pursuant to the Purchase Agreement, or by any other Debtor from CFC, or by Eligible Distributees pursuant to the Plan of Reorganization (each, a "Holder"), until such time as such securities shall cease to be Registerable Securities as provided in Section 1(b) hereof.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

               "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under this Agreement.

               (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such security has been disposed of pursuant to such effective registration statement or (ii) such security is sold pursuant to a registered public offering or pursuant to Section 4(1) of the Securities Act or pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act (or any similar provision then in force) or (iii) such security is eligible for sale pursuant to Rule 144(k) under the Securities Act.

   2.    Shelf Registration

               (a) The Company agrees to file with the Commission as soon as practicable after the Closing a "shelf" registration statement on any appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission with respect to all of, and only, the then Registrable Securities (the "Shelf Registration"). The Company agrees (i) to use its commercially reasonable efforts to have such Shelf Registration declared effective as soon as possible after such filing and (ii) to keep such Shelf Registration continuously effective (and to take any and all other actions necessary in order to permit public sale of the Registrable Securities covered by such Shelf Registration) until the earlier of: (a) three years following the date on which such Shelf Registration is declared effective, (b) one year after the Plan of Reorganization Effective Date, and (c) the date on which all the Registrable Securities cease to be such as provided in Section 1(b) hereof (the earlier of such dates being the "Expiration Date"). In the event the Shelf Registration Statement is not declared effective on or before January 31, 1996, interest on a notional amount of $10,000,000 shall accrue at the rate of 5% per annum (based on a 365-day year) from February 1, 1996, through and including the day prior to the date on which the Shelf Registration Statement is declared effective by the Commission (the "Shelf Registration Effective Date"); provided that in the event the value of PennCorp Shares required to be delivered to the Holders pursuant to the Purchase Agreement shall be reduced as contemplated by Section 3(c) hereof, the $10,000,000 notional amount on which interest shall accrue shall be reduced by an amount equal to the reduction in such value, effective as of the date the proceeds to which the Holders are entitled pursuant to clause
   (c) are paid to the Holders via wire transfer of immediately available funds. Such interest shall be paid, in cash, on the Shelf Registration Effective Date to ICH (for the benefit of the Debtors as they may agree among themselves) via wire transfer of immediately available funds.

               (b) The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form utilized by the Company for such Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder. The Company will pay all Registration Expenses (as hereinafter defined) in connection with such Shelf Registration, whether or not it becomes effective. In connection with any underwritten offering of Registrable Securities under the Shelf Registration, the Company shall have the right to designate one or more nationally recognized investment banking firms as the managing underwriter or underwriters with respect to such offering.

               (c) In connection with the filing of the Shelf Registration, there shall be included a "Plan of Distribution" section in the prospectus contained therein, which shall provide that such prospectus may be delivered (subject to any applicable order of the Bankruptcy Court) by one or more of the Debtors to prospective Distributees in connection with the solicitation of acceptances of a proposed plan of reorganization related to the Debtors. In the event the Commission objects to the delivery of the final prospectus contained in the Shelf Registration to prospective Distributees, the Company agrees to file such amendments or prospectus supplements as may be necessary to identify as Selling Holders all Eligible Distributees; provided, however, that the Company shall not be obligated to file more than one such prospectus supplement during any calendar quarter to reflect any changed in the relevant facts related to the Eligible Distributees.

         3.    Piggy-Back Registration.

               (a) Request for Registration. At any time after the date hereof and prior to the Expiration Date, if the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders) with respect to an underwritten offering for cash of Common Stock for the Company's own account or for the account of any of its securityholders, then the Company shall give written notice to each Holder or, if after the Date of Distribution, to ICH and to each Eligible Distributee not less than 20 days before the anticipated effective date of such registration statement. Such notice shall offer each Holder the opportunity to have all or any of the Registrable Securities held by such Person included in the registration statement proposed to be filed (the "Piggy-back Registration"). Within ten days after receiving such notice, each Holder may make a written request to the Company that any or all of such Person's Registrable Securities be included in the Piggy-back Registration, which notice shall specify the number of shares to be so included. Subject to Section 3(b) hereof, the Company shall include in the Piggy-back Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt by each Holder of the Company's notice. The Company may in its discretion withdraw any registration statement filed pursuant to this Section 3(a). Any Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggy-back Registration at any time prior to the effective date of such Piggy-back Registration.

               (b) Priority on Piggy-back Registration. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the shares of Registrable Securities requested by the Holders of Registrable Securities ("Selling Piggy-back Holders") to be included in the Piggy-back Registration (on the same terms and conditions as the Common Stock included therein for the account of the Company or any other holders of Common Stock). Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that inclusion of the Registrable Securities requested to be included in the offering would materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then (i) if such Piggy-back Registration is incident to a primary registration on behalf of the Company, the Company shall include in the registration statement (A) first, all the shares to be sold by it and (B) second, the maximum amount of securities requested to be included in the Piggy-back Registration by the Selling Piggy-back Holders that would not cause a Material Adverse Effect (provided that the amount to be included by the Selling Piggy-back Holders shall be allocated, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders if the inclusion of all the requested Registrable Securities in such registration statement would cause a Material Adverse Effect) and (C) third, the shares requested to be included by any other securityholder (in such amounts as they may agree among themselves) and (ii) if such Piggy-back Registration is incident to a secondary registration on behalf of holders of Common Stock (other than Holders) pursuant to demand registration rights, the Company shall include in such registration statement (A) first, the number of shares of such Person(s) on whose behalf the registration is being made (allocated among such Persons as they may determine, if applicable) and (B) second, the maximum number of Registrable Securities requested to be included in such registration pursuant to this Section 3 in excess of the securities of such Person(s) on whose behalf the registration is being made that, in the opinion of such managing underwriters, would not have a Material Adverse Effect, allocated, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis among such Selling Piggy-back Holders and the Company, to the extent it desires to include shares for its own account in such registration.

               (c) Additional Rights Incident to Certain Piggy-back Registrations. Notwithstanding anything herein to the contrary, if the Shelf Registration has not yet been declared effective (and, accordingly, pursuant to the Purchase Agreement the number of PennCorp Shares has not been determined and the PennCorp Shares have not been issued) and the Company files a registration statement that, but for the failure of the PennCorp Shares to have been delivered, otherwise would have enabled the Holders to participate in a Piggy-back Registration, the Company shall nevertheless treat the filing of such registration as though it were subject to Section 3(a) hereof. In that regard, to the extent the Holders request the right to participate therein (which shall specify, rather than a number of shares of stock requested to be included therein, the amount of proceeds the Holders desire to receive from such offering) the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit to be included such registration that number of shares which is sufficient to produce the amount of gross proceeds sought by the Requesting Holders, which shall be specified in the final prospectus for such offering as a use of proceeds from such registration. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that the amount of proceeds proposed to be obtained by the Company (including to make the payment to the Holders contemplated by this Section 3(c)) would have a Material Adverse Effect, then the Company and the Selling Piggy-back Holders shall reduce on a Pro Rata Basis (based, for purposes of this clause (c), on the amount of gross proceeds sought by the Company and the Holders) the size of the offering such that, as reduced, the proposed amount of proceeds sought in the offering would not have a Material Adverse Effect. If the size of the offering is reduced as aforesaid but any over-allotment option granted to the underwriters in connection therewith shall be exercised in whole or in part, the Company and the Holders shall share in the gross proceeds therefrom on a Pro Rata Basis (calculated as stated in the immediately preceding sentence). Notwithstanding anything herein to the contrary, the Holders shall not be entitled to participate in any such registration unless they shall execute an agreement in form and substance reasonably satisfactory to the Company, to the effect that any payments made to them pursuant to this Section 3(c) shall constitute a reduction, on a dollar-for-dollar basis, in the value of the remaining amount of PennCorp Shares, if any, required to be delivered to the Holders after such offering pursuant to the Purchase Agreement.

   4.    Holdback Agreements.

               To the extent not inconsistent with applicable law, each Selling Holder agrees not to effect any public sale or distribution of such Registrable Securities or similar securities of the Company, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 180-day period (or such lesser period, if any, agreed to by the Company in connection with such registration statement) beginning on the commencement of an underwritten public distribution under any registration statement pursuant to this Agreement (except as part of such underwritten public distribution), if and to the extent requested by the Company or by the managing underwriter or underwriters.

   5.    Registration Procedures

               In connection with any registration statement hereunder, the Company will as expeditiously as possible:

               (a) at least five days before filing a registration statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to each Debtor that is a Selling Holder or, if after the Date of Distribution, to ICH and to one counsel selected by it to represent Eligible Distributees who are Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Selling Holders (and their counsel) or such counsel, as applicable; and after the filing of a registration statement, the Company will promptly notify each such Selling Holder or such counsel, as applicable, of comments received from, or any stop order issued or threatened by, the Commission and take all reasonable actions required to respond to such comments or, as the case may be, to prevent the entry of such stop order or to remove it if it has been entered;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period required by the terms hereof or, in the case of Piggy-Back Registrations pursuant to
         Section 3, for such time period as the Company shall determine in its sole discretion (but not before the expiration of the 90-day period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition as set forth in such registration statement;

               (c) furnish to each Debtor that is a Selling Holder, prior to filing a registration statement, copies of any document to be filed as an exhibit to such registration statement or incorporated by reference therein, and thereafter furnish to each Selling Holder such number of copies of such registration statement, each amendment thereto (including copies of any document to be filed as an exhibit to such registration statement or incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus), and, promptly after the effectiveness of a registration statement, to each Selling Holder the definitive final prospectus filed with the Commission, all supplements thereto and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

               (d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (e) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and its Subsidiaries to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

               (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, and prepare and file such supplement, amendment or any other required documents, so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

               (g) in connection with an underwritten public distribution, enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (h) make available for inspection during business hours on reasonable advance notice by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
         Each Selling Holder of Registrable Securities further agrees that information obtained by it as a result of such inspections which is deemed confidential by the Company shall not be used by it, and it shall use its best efforts to cause any Inspector not to use such confidential information, as the basis for any market transactions in securities of the Company or for any purpose other than any due diligence review with respect to decisions regarding such Selling Holder's investment in the Registrable Securities, unless and until such information is made generally available to the public;

               (i) in the event such sale is pursuant to an underwritten offering, use its commercially reasonable efforts to obtain for the underwriters a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably request;

               (j) notify the Selling Holders and the managing underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment (or document incorporated by reference therein) has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (4) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

               (k) if requested by the managing underwriter or underwriters or a Selling Holder participating in an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment, as applicable, such information as the managing underwriter or underwriters and the Selling Holders of a majority of the Registrable Securities being sold agree should be included therein which is not objectionable to the Company or its counsel relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (l) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (m) in the case of an underwritten offering, obtain an opinion or opinions from counsel for the Company in customary form and content to opinions given in similar transactions;

               (n) make available to the registrar a supply of definitive securities certificates promptly after a registration of the Registrable Securities and cooperate with each Selling Holder to enable such certificates representing Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Selling Holders may request;

               (o) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be
         (i) approved for listing on the principal securities exchange, if any, on which the same type or class of securities issued by the Company are then listed or (ii) if such securities are not then listed on a securities exchange, authorized to be quoted on the NASDAQ (or the National Market System of NASDAQ) or such other national quotation system as the Company deems appropriate, provided that the applicable listing requirements are met; and

               (p) take all other action reasonably requested by the Selling Holders of a majority of the Registrable Securities and necessary to effect the registration of the Registrable Securities contemplated hereby.

               The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, no Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Securities on the basis provided in any underwriting arrangements, if any, approved by the Company (which approval shall not be unreasonably withheld) and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of its Registrable Securities pursuant to such registration.

               Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
   Section 5(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.

   6.    Registration Expenses

               All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Securities Act registration and filing fees, fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, underwriting discounts, commissions and fees attributable to the sale by the Selling Holders of the Registrable Securities, messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any fees and expenses of any counsel, accountants, or other persons retained or employed by the Holders and/or any Eligible Distributee.

   7.    Indemnification; Contribution

               (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities and judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or judgment arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, if such Selling Holder failed to send or deliver a copy of the final prospectus (as supplemented, if applicable) with or prior to the delivery of written confirmation of the sale of such Registrable Securities by such Selling Holder to the person asserting such loss, claim, damage, liability or judgment who purchased Registrable Securities that are the subject thereof from such Selling Holder if it is determined that it was the responsibility of such Selling Holder to provide such Person with of the final prospectus (as supplemented, if applicable) and the delivery of such final prospectus (as supplemented, if applicable) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. The Company also agrees to indemnify and provide contribution arrangements to any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
   Act) (collectively, "Securities Professionals") on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7 if requested.

               (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such

   Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the Indemnified Holder, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised in writing by counsel that there is a conflict of interest on the part of counsel employed by the Company to represent such Indemnified Holder (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to appropriate local counsel) at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by a majority of such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final, unappealable judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Company will not consent to entry of any judgment or enter into any settlement which has not been consented to in writing by such Indemnified Holder, which consent shall not be unreasonably withheld.

               (c) Indemnification by Holders of Registrable Securities. Each Selling Holder, severally and not jointly with any other Selling Holder, agrees to indemnify and hold harmless the Company, its directors and officers employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
   Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to losses, claims, damages, liabilities and judgments arising out of, or based upon, any such untrue statement or omission or allegations thereof based upon information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus or any amendment or supplement thereto, or any preliminary prospectus relating to the Shelf Registration; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such losses, claims, damages, liabilities or judgments result from the fact that a final prospectus (as supplemented, if applicable) was not sent or given to the person asserting any such loss, claim, damage, liability or judgment at or prior to the written confirmation of the sale of the Common Stock concerned to such person if it is determined that it was the responsibility of the Company or any other person or entity (other than the Selling Holder) to provide such person with a final prospectus (as supplemented, if applicable) and such final prospectus (as supplemented, if applicable) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. In case any action or proceeding shall be brought against the Company or its directors, officers, employees or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors, officers, employees or agents or such controlling person shall have the rights and duties given to such Selling Holder by the preceding Section 7(b). Notwithstanding the foregoing, in no event shall the liability of any Selling Holder pursuant to this
   Section 7(c) exceed the net proceeds received by such Selling Holder from the sale of Registrable Securities. Each Selling Holder also agrees to indemnify and hold harmless Securities Professionals with respect to the matters referred to in this Section 7(c) on substantially the same basis as that of the indemnification provided to the Company. The Company shall be entitled to receive indemnities from Securities Professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

               (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Company, the Indemnified Holders or the Securities Professionals in respect of any losses, claims, damages, liabilities or judgments referred to herein (other than by reason of exceptions provided in subsection 7(a) or 7(c)), then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments as between the Company, on the one hand, and each Indemnified Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Indemnified Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnified Holders on the one hand and of the Securities Professionals on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact relates to information supplied by the

   Company and the Indemnified Holders or by the Securities Professionals.
   The relative fault of the Company on the one hand and of each Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Indemnified Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
   Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

   8.    Miscellaneous

               (a) Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, each Holder will be entitled to specific performance of its rights under Sections 2 and 3(c) of this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) Compliance with Certain Rules. Each of the parties hereto undertakes, with respect to any of the securities of the Company, to comply with the provisions of Rules 10b-6 and 10b-7 of the Exchange Act.

               (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Selling Holders of at least a majority of the Registrable Securities.

               (d) No Conflicting Agreements. The Company will not on or after the date of this Agreement enter into, and the Company has not prior to the date hereof entered into, any agreement with respect to any of its securities which otherwise conflicts with the provisions hereof.

               (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               If to the Debtors:

               c/o I.C.H. Corporation
               500 North Akard, 12th Floor
               Dallas, Texas 75201
               Attention: Daniel B. Gail, Esq.

               With a copy to:

               Winstead Sechrest & Minick
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75201
               Attention: Edward A. Petersen, Esq.

               If to the Company:

               PennCorp Financial Group, Inc.
               745 Fifth Avenue, 5th Floor
               New York, New York 10151
               Attention: David J. Stone

               With a copy to:

               Weil, Gotshal & Manges
               100 Crescent Court, Suite 1300
               Dallas, Texas 75201-6950
               Attention: Jeremy W. Dickens, Esq.

               If to any Eligible Distributee:

               At the address specified by it upon its execution of a counterpart to this Agreement.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the day delivered if sent by an air courier guaranteeing overnight delivery.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

               (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       PENNCORP FINANCIAL GROUP, INC.



                                       By:   /s/Scott D. Silverman
                                             ---------------------
                                             Scott D. Silverman,
                                             Senior Vice President


                                       I.C.H. CORPORATION



                                       By:   /s/Daniel B. Gail
                                             -----------------
                                             Daniel B. Gail
                                             Executive Vice President


                                       SWL HOLDING CORPORATION



                                       By:   /s/Daniel B. Gail
                                             -----------------
                                             Daniel B. Gail
                                             Executive Vice President


                                       CARE FINANCIAL CORPORATION



                                       By:   /s/Daniel B. Gail
                                             -----------------
                                             Daniel B. Gail
                                             Executive Vice President